                                 SCHEDULE 14A
                                (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Confidential, for Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMAND SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------
     5) Total fee paid:

     -----------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount Previously Paid:

     ----------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

     ----------------------------------------------------------------------
     3) Filing Party:

     ----------------------------------------------------------------------
     4) Date Filed:

     ----------------------------------------------------------------------

                             COMMAND SYSTEMS, INC.


Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held on Friday, May 26, 2000 at 10:00 AM, Eastern Standard Time, at The Hartford Club, 46 Prospect Street, Hartford, Connecticut 06103.

     The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to elect two directors, approve an amendment to our 1997 Employee, Director and Consultant Stock Plan to increase the number of shares which may be issued thereunder, to approve the adoption of our 2000 Non-Employee Director Stock Purchase Plan and to ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2000.

     At the meeting, the Board of Directors will be pleased to report on the affairs of Command Systems, Inc., and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

     Thank you for your cooperation.

                                        Very truly yours,

                                        /s/ Edward G. Caputo
                                        Edward G. Caputo
                                        President, Chief Executive Officer and
                                        Chairman of the Board


April 24, 2000

                             COMMAND SYSTEMS, INC.
                            76 Batterson Park Road
                             Farmington, CT 06032

                          __________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 24, 2000

                          __________________________


          Notice Is Hereby Given that the Annual Meeting of Stockholders of Command Systems, Inc. (the "Company") will be held on Friday, May 26, 2000 at 10:00 AM, Eastern Standard Time, at The Hartford Club, 46 Prospect Street, Hartford, Connecticut 06103, for the following purposes:

          (1)  To elect two Class I directors to serve for terms of three years;

          (2) To consider and act upon a proposal to approve an amendment of the Company's 1997 Employee, Director and Consultant Stock Plan increasing the number of shares which may be issued thereunder;

          (3) To consider and act upon a proposal to approve the adoption of the Company's 2000 Non-Employee Director Stock Purchase Plan;

          (4) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and

          (5) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 17, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                    By Order of the Board of Directors

                                    /s/ Stephen L. Willcox

                                    Stephen L. Willcox
                                    Secretary

Farmington, Connecticut
April 24, 2000

                             COMMAND SYSTEMS, INC.
                            76 Batterson Park Road
                             Farmington, CT 06032
                         _____________________________

                                PROXY STATEMENT
                         _____________________________


                              GENERAL INFORMATION


General

     This Proxy Statement (first mailed to stockholders on or about April 24, 2000) is furnished to the holders of record on April 17, 2000 of the common stock, par value $.01 per share (the "Common Stock"), of Command Systems, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Friday, May 26, 2000 at 10:00 AM, Eastern Standard Time, at The Hartford Club, 46 Prospect Street, Hartford, Connecticut.

     It is proposed that at the Annual Meeting: (i) two Class I directors will be nominated for election to serve for terms of three years, (ii) an amendment to the Company's 1997 Employee, Director and Consultant Stock Plan increasing the number of shares which may be issued thereunder will be adopted, (iii) the Company's 2000 Non-Employee Director Stock Purchase Plan be adopted and (iv) the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000 be ratified.

     Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy; (ii) the approval of an amendment to the Company's 1997 Employee, Director and Consultant Stock Plan increasing the number of shares which may be issued thereunder, (iii) the approval of adoption of the Company's 2000 Non-Employee Director Stock Purchase Plan and (iv) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

     Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" the adoption of an amendment to the 1997 Director, Employee and Consultant Stock Plan, "for" the adoption of the 2000 Non-Employee Director Stock Purchase Plan, and "for" the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants, and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

     On April 17, 2000, there were 7,656,750 shares of Common Stock outstanding, each of which shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on April 17, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the amendment to the 1997 Employee, Director and Consultant Stock Plan, the adoption of the 2000 Non-Employee Director Stock Purchase Plan and the ratification of the appointment of Ernst & Young LLP.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                      CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of April 17, 2000 regarding the beneficial ownership of the Company's Common Stock of: (a) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, (b) each director and nominee for director of the Company, (c) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below), and (d) all directors and executive officers of the Company as a group.

                                                       Amount and Nature of Beneficial     Percentage of
Name and Address of Beneficial Owner(1)                  Ownership of Common Stock(2)      Common Stock
------------------------------------                     -------------------------         ------------
Edward G. Caputo ................................                  3,972,500                    51.9%

Phoenix Home Life Mutual
 Insurance Company ..............................                    579,250(3)                 7.56%
 One American Row
 P.O. Box 5956
 Hartford, CT 06102

Stephen L. Willcox ..............................                     40,000(4)                    *

Glenn M. King ...................................                     13,200(4)                    *

William P. Scharfenstein ........................                      5,000(4)                    *

Holly Neumann ...................................                      1,970(4)                    *

John T. Crawford ................................                          0                       0

John J.C. Herndon ...............................                    583,000(5)                    *

Theodore Ketterer ...............................                          0                       0

James M. Oates ..................................                      4,750(6)                    *

Joseph D. Sargent ...............................                      8,750(6)                    *

All directors and executive officers as a group
 (11 persons) ...................................                  4,636,270(7)                 60.6%

_______________________________
/*/  Less than one percent.

(1) The address of each named individual is c/o Command Systems, Inc., 76 Batterson Park Road, Farmington, CT 06032.
(2) Except as otherwise indicated, each named beneficial owner has the sole voting and investment power over the shares listed opposite such beneficial owner's name.
(3) The shares are owned through PHL Global Holding Company, an indirect wholly owned subsidiary of Phoenix Home Life Mutual Insurance Company ("Phoenix").
(4) Represents shares of Common Stock which may be acquired within 60 days upon the exercise of options.
(5) Includes 579,250 shares owned by Phoenix. Mr. Herndon is the Vice President of Strategic Development for Phoenix, a New York domiciled mutual life insurance company. Mr. Herndon expressly disclaims beneficial ownership of such shares. Also includes 3,750 shares of Common Stock which may be acquired by Mr. Herndon within 60 days upon the exercise of options.
(6) Includes an aggregate of 3,750 shares of Common Stock which may be acquired upon the exercise of options.
(7) Includes an aggregate of 83,270 shares of Common Stock which may be acquired by directors and executive officers within 60 days upon the exercise of options.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company). The Board of Directors has been classified pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"). The Board of Directors is divided into three classes. These classes are required to be as nearly equal in number as reasonably possible. At each annual meeting of stockholders or special meeting in lieu thereof following the Annual Meeting, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     The terms of Messrs. Willcox and Crawford will expire with the 2000 Annual Meeting and they have been nominated for reelection. If elected, Mr. Willcox and Mr. Crawford will each serve as a Class I director for a term expiring at the annual meeting of stockholders held in 2003 or at a special meeting held in lieu thereof; Messrs. Herndon and Sargent are serving as Class II directors for a term expiring at the annual meeting of stockholders held in 2001 or at a special meeting held in lieu thereof; and Messrs. Caputo, Ketterer and Oates are serving as Class III directors for a term expiring at the annual meeting of stockholders held in 2002 or at a special meeting held in lieu thereof.

     If either Mr. Willcox or Mr. Crawford becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The following information is furnished with respect to each of the nominees for election as director and each member for the Board of Directors whose term of office will continue after the meeting.

                                                Year First               Principal Occupation
Name                               Age       Became Director          During the Past Five Years
----                               ---       ---------------          --------------------------
NOMINEES FOR TERMS
EXPIRING IN 2003
------------------
Stephen L. Willcox ............     48             1997           Executive Vice President, Chief Financial
                                                                  Officer and Secretary of the Company
                                                                  since December 1997.  Strategic and
                                                                  Financial Consultant to the Company from
                                                                  July 1997 to December 1997.  Various
                                                                  executive capacities, including President
                                                                  and Chief Operating Officer, of United
                                                                  HealthCare Administrators, Inc.
                                                                  (including its predecessor), a subsidiary of
                                                                  United HealthCare, from January 1995 to
                                                                  December 1996.  Various executive
                                                                  capacities including Vice President of
                                                                  Corporate Finance and Vice President of
                                                                  Employee Benefits for The Travelers
                                                                  Corporation from January 1982 to
                                                                  December 1994.

John T.  Crawford .............     58             1999           Group Senior Vice President of
                                                                  Information Technology for The Hartford
                                                                  Financial Services Group since September
                                                                  1997 and Senior Vice President of
                                                                  Information Technology from March 1994
                                                                  to September 1997 for The Hartford
                                                                  Financial Services Group.

DIRECTORS WHOSE
TERMS EXPIRE IN 2001
--------------------
John J.C. Herndon .............     68             1997           Vice President of Strategic Development
                                                                  for Phoenix since April 1996.  Consultant
                                                                  to the Advest Group in 1995.  President of
                                                                  the Connecticut Development Authority
                                                                  and Deputy Chief of Staff for Connecticut
                                                                  Governor Lowell Weicker from 1992 to
                                                                  1994.

Joseph D. Sargent .............     69             1998           Chairman and Principal of Bradley, Foster
                                                                  & Sargent since 1993.  Vice Chairman and
                                                                  Director of Connecticut Surety
                                                                  Corporation and its affiliates since 1998.
                                                                  Chairman and Director of S-K-I Ltd. from
                                                                  1995 to 1996.  Chairman and Vice
                                                                  Chairman of Conning & Company from
                                                                  1991 to 1995.  Director of Trenwick
                                                                  Group Inc., E.W. Blanch Holdings, Policy
                                                                  Management Systems Corporation, Mutual
                                                                  Risk Management Ltd., MMI Companies,
                                                                  Inc. and Executive Risk, Inc.

DIRECTORS WHOSE
TERMS EXPIRE IN 2002
--------------------
Edward G. Caputo ..............     49             1985           President and Chief Executive Officer and
                                                                  Chairman of the Board of Directors of the
                                                                  Company since its inception in 1985.

Theodore Ketterer .............     57             2000           Managing Director and co-founder of
                                                                  Avian Securities, Inc. since June 1999.
                                                                  Senior Vice President of Hambrecht &
                                                                  Quist LLC (now Chase H&Q) from
                                                                  January 1993 to June 1999.  Vice
                                                                  President at Alex. Brown & Sons from
                                                                  December 1989 to January 1993.

James M. Oates ................     52             1997           Chairman of IBEX Capital Markets, LLC
                                                                  since November 1996.  Managing Director
                                                                  of the Wydown Group since 1994.
                                                                  President and Chief Executive Officer of
                                                                  Neworld Bancorp from 1984 to 1994.

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee. During the year ended December 31, 1999, the Board of Directors held 13 meetings.

     The Audit Committee, composed of John J.C. Herndon, James M. Oates and Joseph D. Sargent, is charged with reviewing results and scope of audits and other services provided by the Company's independent accountants. The Audit Committee met 4 times during the year ended December 31, 1999.

     The Compensation Committee is composed of John J.C. Herndon, James M. Oates and Joseph D. Sargent. The Compensation Committee reviews the compensation levels of the Company's executive officers, makes recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's employees and consultants and establishes and approves salaries and incentive compensation for the Company's executive officers. The Compensation Committee also administers the Company's 1997 Employee, Director and Consultant Stock Plan. The Compensation Committee did not meet during the fiscal year ended December 31, 1999.

     During the fiscal year ended December 31, 1999, each of the directors attended 100% of the meetings of the Board of Directors and committees on which he served.

Vote Required

     The two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION AS CLASS I DIRECTORS OF THE TWO NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                           MANAGEMENT AND DIRECTORS

Executive Officers and Directors

     Our executive officers and directors are as follows:

Edward G. Caputo            49     President, Chief Executive Officer and Chairman of
                                   the Board of Directors
Stephen L. Willcox          48     Executive Vice President, Chief Financial Officer,
                                   Secretary and Director
Glenn M. King               47     Regional Vice President
Mohan Kumar                 35     Chief Operating Officer, Command International
                                   Software Pvt.
William P. Scharfenstein    52     Vice President of Professional Services
William Tamburro            44     Vice President of Staff Augmentation Services
Holly Neumann               41     Regional Vice President
John T. Crawford            58     Director
John J.C. Herndon(1)(2)     68     Director
Theodore Ketterer           57     Director
James M. Oates(1)(2)        52     Director
Joseph D. Sargent(1)(2)     69     Director

___________
(1)  Member of Audit Committee
(2)  Member of Compensation Committee

     Edward G. Caputo founded Command Systems, Inc. in April 1985 and has served as its President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Prior to founding Command Systems, Inc., for eight years Mr. Caputo served as President of Computech, Inc., a privately held consulting services company which he founded in 1977 and sold to Price Warehouse in 1985. From 1972 until he founded Computech, Mr. Caputo was a programmer for Electronic Data Systems, a systems integration company.

     Stephen L. Willcox has served as Executive Vice President, Chief Financial Officer and Secretary since December 1997 and as a Director of Command Systems, Inc. since October 1997. From July 1997 until December 1997, Mr. Willcox served as a strategic and financial consultant for Command Systems, Inc. From January 1995 to December 1996, Mr. Willcox served in various executive capacities, including President and Chief Operating Officer, of United HealthCare Administrators, Inc. (including its predecessor), a subsidiary of United HealthCare, a publicly held managed care company. From January 1993 to December 1994, Mr. Willcox served as the Vice President of Employee Benefits for The Travelers Corporation. From January 1982 to December 1992, Mr. Willcox held various positions in the Travelers Insurance Companies, where he most recently served as its Vice President of Corporate Finance. From 1973 to 1981, Mr. Willcox was employed by Coopers & Lybrand, including as General Practice Manager. Mr. Willcox is also a Certified Public Accountant and a Certified Management Accountant.

     Glenn M. King has been employed by Command Systems, Inc. in various capacities since September 1986, most recently as Regional Vice President since January 1999, as Vice President of Marketing from October 1998 to January 1999, as Vice President of Recruiting from June 1998 to

October 1998 and as Vice President of Marketing from November 1997 through June 1998. He has also been an Assistant Secretary of the Company since October 1998. From May 1983 to September 1986, Mr. King served as a Systems Analyst for the Travelers Insurance Company, the Hartford Insurance Group and Vantage Computer Systems. From May 1979 to May 1983, Mr. King served as a Licensed Insurance Adjuster for Metropolitan Property and Casualty Insurance Co.

     Mohan Kumar has served as General Manager and Chief Operating Officer since July 1996 and as a Director of Command International Software Pvt. Since 1997. From 1989 through July 1996, Mr. Kumar held various positions in Wipro Systems, a large software company based in Asia.

     William P. Scharfenstein has served as Vice President of Professional Services since October 1998 and Vice President of Operations from February 1998 to October 1998. From 1973 to February 1998, Mr. Scharfenstein served in various capacities for Pratt & Whitney including Senior Systems Programmer, Business Support from 1973 to 1982, Senior Systems Analyst, Operations Research from 1982 to 1986, Superior Systems Programming & Operations from 1986 to 1992, MIS Manager, Powerplant Production from 1992 to June 1997, and MIS Manager, Eagle Service from July 1997 to February 1998. Previously, Mr. Scharfenstein served as Systems Analyst for Dunham-Bush, Beneficial Computing Services and Travelers Insurance Company.

     William Tamburro has served as Vice President of Staff Augmentation Services since February 2000 and as Vice President of Recruiting from October 1998 to February 2000. From June 1990 until October 1998 Mr. Tamburro served as Vice President of Information Systems recruiting for J. Morrissey & Co. From May 1985 until June 1990 Mr. Tamburro was employed in the recruiting and sales area of Command Systems, Inc. Previously, Mr. Tamburro performed programming functions with Computech, Inc., a privately-held consulting services company founded by Mr. Caputo.

     Holly R. Neumann has served as Regional Vice President since January 1999 and as New York Business Manager from April 1995 to December 1998. From 1983 to April 1995, Ms. Newmann served in various capacities for Digital Equipment Corporation, including as the Americas Financial Services New Business Marketing Manager and Manager of Product and Industry Marketing for the Eastern Region.

     John T. Crawford has served as a Director of Command Systems, Inc., since November 1999. Mr. Crawford has served as Group Senior Vice President of Information Technology for The Hartford Financial Services Group since September 1997 and Senior Vice President of Information Technology from March 1994 to September 1997 for The Hartford Financial Services Group.

     John J.C. Herndon has served as a Director of Command Systems, Inc. since December 1997. Mr. Herndon has served as the Vice President of Strategic Development for Phoenix since April 1996. In 1995, Mr. Herndon was a consultant to the Advest Group and successfully raised a private equity fund for investment in companies in the Connecticut River Valley. From 1993 to 1994, he was President of the Connecticut Development Authority, a quasi-public merchant bank for economic development, and in 1992, he served as Deputy Chief of Staff for Connecticut Governor Lowell Weicker. From 1977 to 1985, Mr. Herndon was Senior Vice President of City Investing Company in New York, a diversified international corporation engaged in insurance, manufacturing, construction and consumer services.

     Theodore Ketterer has served as a Director of Command Systems, Inc. since April 2000. Mr. Ketterer has served as a Managing Director and co-founder of Avian Securities, Inc. since June 1999. From January 1993 to June 1999, Mr. Ketterer was a Senior Vice President of Hambrecht & Quist LLC (now Chase H&Q, a division of Chase Securities Inc.). Mr. Ketterer also served as Vice President at

Alex. Brown & Sons from December 1989 to January 1993.

     James M. Oates has served as a Director of Command Systems, Inc. since December 1997. Since November 1996 to the present, he has been the Chairman of IBEX Capital Markets, LLC. Mr. Oates currently is, and since 1994 has been, Managing Director of the Wydown Group, a consulting firm specializing in start-ups and growth strategies. From 1984 to 1994, Mr. Oates served as President and Chief Executive Officer of Neworld Bancorp. From 1983 to 1984, Mr. Oates served as President and Chief Operating Officer of Burgess and Leith, a full service brokerage firm. From 1977 to 1983, Mr. Oates served as President and Chief Operating Officer to Metro Bancholding Corporation. From 1973 to 1977, Mr. Oates served as Vice President of Centerre Bank, N.A. Mr. Oates is a Director or Trustee of the Phoenix Mutual Funds. Mr. Oates serves on the Board of Directors of Connecticut River Bancorp, Investors Financial Services, Inc., Phoenix Investment Partners Ltd., Plymouth Rubber Company and Stifel Financial, all of which are publicly traded companies, and Investors Bank & Trust Co., AIB Govett Funds and Emerson Investment.. He also serves as Vice Chairman of the Massachusetts Housing Partnership.

     Joseph D. Sargent has served as a Director of Command Systems, Inc. since January 1998. Mr. Sargent has served as Chairman and Principal of Bradley, Foster & Sargent since 1993. Also, since 1998, Mr. Sargent has served as Vice Chairman and Director of Connecticut Surety Corporation and its affiliates. From 1995 to 1996, Mr. Sargent served as Chairman and Director of S-K-I Ltd. Mr. Sargent served as Chairman, and later as Vice Chairman, of Conning & Company, an investment banking firm, from 1991 to 1995 and as its Chairman and Chief Executive Officer from 1988 to 1991. Mr. Sargent is a Director of Trenwick Group Inc., E.W. Blanch Holdings, Policy Management Systems Corporation, Mutual Risk Management Ltd., MMI Companies, Inc. and Executive Risk, Inc., all of which are publicly held companies.

     There are no family relationships among any of our executive officers and directors.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation earned by (a) our President and Chief Executive Officer and (b) our four other most highly compensated executive officers whose total salary for fiscal 1999 exceeded $100,000, for services rendered to Command and its subsidiaries in all capacities during each of the fiscal years indicated. No executive who would otherwise have been includable in such table on the basis of salary and bonus earned for fiscal 1999 has resigned or otherwise terminated employment during fiscal 1999.

                          Summary Compensation Table

                                                           Annual                         Long-Term
                                                       Compensation(1)                   Compensation
                                                    ---------------------              -----------------

                                                                                    Common Stock Underlying
Name and Principal Position                 Year    Salary ($)  Bonus ($)                  Options (#)
---------------------------                 ----    ----------  ---------                  -----------
Edward G. Caputo -- President               1999       150,000          0                              0
and Chief Executive Officer ......          1998       150,000          0                              0
                                            1997       150,000          0                              0


Stephen L. Willcox -- Executive             1999       175,000          0                        100,000
Vice President and Chief                    1998       175,000          0                         50,000
Financial Officer ................          1997(2)          0          0                              0


Glenn M. King -- Regional Vice              1999       130,000          0                         39,250
President ........................          1998       130,000          0                         14,250
                                            1997       100,000          0                         14,250

William P. Scharfenstein -- Vice            1999       150,000     10,000                         32,500
President of Professional Services          1998       137,500          0                         12,500
                                            1997(2)          0          0                              0

Holly Neumann -- Regional Vice              1999       272,000          0                         23,100
President.........................          1998       246,000          0                          3,100
                                            1997       142,000          0                          3,000

------------------------------------
(1) Amounts reflected do not include perquisites and other personal benefits received by any named executive, which, in all instances, were less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.
(2)  Messrs. Willcox and Scharfenstein were not employed by the Company in 1997.

     The following table provides information related to options granted to the named executive officers during the fiscal year ended December 31, 1999.

                       Option Grants In Last Fiscal Year

                                         Individual Grants
                         -------------------------------------------------------
                                    % of Total
                                     Options                                 Potential Realizable
                                    Granted to     Exercise                    Value at Assumed
                      Options      Employees in    or Base                   Annual Rates of Stock
                      Granted         Fiscal        Price      Expiration      Price Appreciation
Name                  (#)/(1)/         Year       ($/share)       Date        For Option Term/(2)/
----                  --------       --------     ---------     --------      ---------------------
                                                                             5% ($)         10% ($)
Edward G. Caputo           ---          ---           ---            ---        ---             ---

Stephen L. Willcox      50,000        19.61%        $1.75        9/30/09    142,528         226,952

Glenn M. King           25,000          9.8%        $1.75        9/30/09     71,264         113,476

William P.              20,000          7.8%        $1.75        9/30/09     57,011          90,781
Scharfenstein

Holly Neumann           20,000          7.8%        $1.75        9/30/09     57,011          90,781

_____________________
(1) Options are granted pursuant to and in accordance with our 1997 Employee, Director and Consultant Stock Plan.

(2) Potential realizable value is based on the assumption that the price per share of common stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates of appreciation compounded annually over the term of the option are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of stock price appreciation.

     The following table sets forth information with respect to unexercised stock options held by persons named in the Summary Compensation Table at December 31, 1999. There were no stock options exercised during the fiscal year ended December 31, 1999 by such individuals.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

                                      Number of Unexercised              Value of Unexercised in-
                                      Options Held at Fiscal            the-Money Options at Fiscal
                                           Year End (#)                      Year End ($) (1)
                                      ----------------------              ----------------------

Name                               Exercisable      Unexercisable       Exercisable    Unexercisable
----                               -----------      -------------       -----------    -------------
Edward G. Caputo............                --           --                  --                --

Stephen L. Willcox..........            30,000        70,000                  0            12,500

Glenn M. King...............            13,200        26,050                  0             6,250

William P. Scharfenstein....             2,500        30,000                  0             5,000

Holly Neumann...............             1,720        21,380                  0             5,000

_________________________
(1) Computed based upon the difference between the last sale price per share of the Company's Common Stock of $2.00 on December 31, 1999 and the exercise price of (i) $ 9.00 and $1.75 per share in the case of Mr. Willcox, (ii) $9.00, $4.00 and $1.75 per share in the case of Mr. King, (iii) $12.00 and $1.75 per share in the case of Mr. Scharfenstein and (iv) $1.75 per share in the case of Ms. Neumann.

Employment Agreements

     The Company and Mr. Caputo have entered into an employment agreement with an initial term expiring January 1, 2001, which will be automatically extended annually for an additional period of one year unless either Mr. Caputo or the Company gives 60 days' prior written notice to the other that such automatic extension will not occur. The employment agreement sets forth:

     . the terms of Mr. Caputo's employment as President and Chief Executive Officer,

     . Mr. Caputo's agreement not to compete with the Company by rendering information technology consulting or staffing services to customers in the insurance, banking, brokerage or other financial services industries during the term of his employment and for a period of two years following the expiration or termination of such employment and

     . Mr. Caputo's agreement to protect and preserve information and property which is confidential and proprietary to the Company.

     The employment agreement does not provide for any specified compensation to Mr. Caputo and contains no provisions regarding compensation in the event of his severance or upon a change of control of Command Systems, Inc.

     The Company and Mr. Willcox have entered into an employment agreement as of January 1, 1998 pursuant to which, among other things, in the event that Mr. Willcox's employment is terminated voluntarily or by the Company for any reason other than for "cause" as defined in the agreement, Mr. Willcox will be entitled to a severance payment equal to one-half of his annual base salary in effect on the date of termination, but in no event less than $87,500. The Company may pay this severance either as a lump sum or over a six-month period following termination. The parties have not agreed to any specific term for Mr. Willcox's employment. In addition, Mr. Willcox has agreed to a non-competition provision during his term of employment and for a period of one year following termination of his employment. Under the agreement, he has also agreed to protect and preserve information and property which is confidential and proprietary to the Company.

     The Company and Mr. King entered into an employment agreement dated as of December 1, 1997 pursuant to which, among other things, in the event that Mr. King's employment is terminated by the Company for any reason other than for "cause" as defined in the agreement, Mr. King will be entitled to severance payments for six months equal to one-half of his annual base salary in effect on the date of termination. At the time of entering into the agreement, Mr. King's annual salary was set at $120,000 with a $10,000 draw non-recoverable against bonus. The parties have not agreed to any specific term for Mr. King's employment. In addition, Mr. King has agreed to a non-competition provision during his term of employment and for a period of six months following termination of his employment. Under the agreement, he has also agreed to protect and preserve information and property which is confidential and proprietary to the Company.

     The Company and Mr. Scharfenstein have entered into an agreement dated as of April 1, 2000 pursuant to which, among other things, in the event that Mr. Scharfenstein's employment is terminated by the Company for any reason other than for "cause" as defined in the agreement, Mr. Scharfenstein will be entitled to severance payments for six months equal to one-half of his annual base salary in effect on the date of termination. At the time of entering into the agreement, Mr. Scharfenstein's annual salary was set at $175,000. The parties have not agreed to any specific term for Mr. Scharfenstein's employment. In addition, Mr. Scharfenstein has agreed to a non-competition provision during his term of employment and for a period of six months following termination of his employment. Under the agreement, he has also agreed to protect and preserve information and property which is confidential and proprietary to the Company.

     The Company and Mr. Tamburro have entered into an agreement dated as of October 5, 2000 pursuant to which, among other things, in the event that Mr. Tamburro's employment is terminated by the Company for any reason other than for "cause" as defined in the agreement, Mr. Tamburro will be entitled to severance payments for a period and for such amounts equal to one weeks' salary for each year of employment he has been employed by the Company. At the time of entering into the agreement, Mr. Tamburro's annual salary was set at $120,000. The parties have not agreed to any specific term for Mr. Tamburro's employment. In addition, Mr. Tamburro has agreed to a non-competition provision during his term of employment and for a period of six months following termination of his employment. Under the agreement, he has also agreed to protect and preserve information and property which is confidential and proprietary to the Company.

Compensation of Directors

     Non-employee directors each receive a monthly fee of $1,000 and are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors are also eligible for participation in our 1997 Employee, Director and Consultant Stock Plan. We have granted non-qualified stock options to non-employee directors as an incentive to join or remain on the Board of Directors. We may do the same in the future. Upon joining the Board of Directors, each of Messrs. Herndon and Oates was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $9.00 per share, 25% of which vested immediately and the remainder of which will vest ratably on each of the first, second and third anniversaries of the date of the initial grant. Mr. Sargent was granted an option, effective as of March 12, 1998, to purchase 5,000 shares of Common Stock at an exercise price of $12.00 per share. Of this option, 25% vested immediately and an additional 25% vested on each of March 12, 1999 and March 12, 2000, the remainder will vest on March 12, 2001. On September 30, 1999, each of Messrs. Herndon, Oates and Sargent was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $1.75 which vests ratably over three years. On November 30, 1999, Mr. Crawford was granted an option to purchase 5,000 shares of common stock at an exercise price of $1.75 per share which vests ratably over three years. On April 7, 2000, Messrs. Crawford, Herndon, Ketterer, Oates, Sargent and Willcox received an option to purchase 20,000 shares of Common Stock at an exercise price of $3.16 per share, subject to stockholder approval of an amendment to increase the number of options available under the 1997 Employee, Director and Consultant Stock Plan. The option fully vests on April 7, 2008. However, upon the Company's satisfaction of certain performance criteria, the option may fully vest on either April 7, 2003 or April 7, 2005.

     If the 2000 Non-Employee Director Stock Purchase Plan is approved by the stockholders, each non-employee director will be provided the opportunity to elect to purchase shares of Common Stock at a rate equal to not less than eighty-five percent (85%) of the fair market value of the Common Stock on the last day of a designated offering period, in lieu of receiving cash payment of his or her directors fees during such offering period. In general, there will be four quarterly offering periods under the 2000 Non-Employee Director Stock Purchase Plan during each calendar year.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on compensation matters generally, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel, and approves the grants of bonuses to officers and key personnel. The Compensation Committee is also responsible for the administration of the Company's 1997 Employee, Director and Consultant Stock Plan.

General Compensation Policy For Executive Officers. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon each executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) cash bonuses which reflect the achievement of performance objectives and goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Factors. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation for fiscal 1999 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.

     . Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Compensation Committee takes into account the Company's performance in the fiscal year then ended.

     . Bonus. The incentive compensation of executive officers is closely related to Company performance. A portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, performance objectives and goals that are tailored to the responsibilities and functions of key executives. Other than a bonus of $10,000 granted to Mr. Scharfenstein, the Board of Directors did not approve any bonuses for its executive officers during the fiscal year ended December 31, 1999.

     . Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates. The Company granted certain options prior to its initial public offering. The Board of Directors did grant stock options to purchase an aggregate of 137,500 shares of the Company's Common Stock to its executive officers during the fiscal year ended December 31, 1999.

CEO Compensation. In determining the base salary payable to the Company's Chief Executive Officer in 1999, the Compensation Committee considered the CEO's performance in fiscal 1999, and the Company's performance in fiscal 1999. As a result of the Company's performance for the fiscal year ended December 31, 1999, the Board of Directors determined not to grant Mr. Caputo a year-end bonus or stock option grant.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1999, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of Section 162(m) on the Company's ability to deduct executive compensation.

                       Compensation Committee

                       John J.C. Herndon, Chairman of the Compensation Committee James M. Oates
                       Joseph D. Sargent

Compensation Committee Interlocks and Insider Participation

     The Company's Board of Directors did not have a Compensation Committee during 1997. Consequently, all Directors participated in deliberations concerning executive compensation, including decisions relative to their own compensation. In January 1998, the Board of Directors created a Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Herndon is the Vice President of Strategic Development for Phoenix Home Life Mutual Insurance Company. Mr. Oates is a director of Phoenix Duff & Phelps and Phoenix Funds which are affiliates of Phoenix. See "Certain Relationships and Related Transactions."

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except that Mr. James T. Crawford inadvertently failed to timely file a Form 3 to report the grant of options to purchase 5,000 shares of Common Stock at a purchase price of $1.75, subject to a three-year vesting schedule, upon joining as a director in November 1999.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Phoenix

     In June 1996, the Company entered into an agreement with Phoenix to establish an offshore technology resource center in Bangalore, India. In connection therewith, the Company formed Command International Holdings, LLC, a corporation organized under the laws of Mauritius ("Command Holdings"), and Command International Software Pvt., an Indian unlimited liability company ("Command Software"). Pursuant to the terms of the agreement the Company owned 100% of the outstanding equity of Command Holdings which in turn owned 51% of the outstanding equity of Command Software. The remaining 49% ownership in Command Software was owned by PHL Global Holding Company ("PHL"), a wholly-owned subsidiary of PM Holdings, Inc., which in turn is wholly-owned by Phoenix. During 1996 and 1997, Phoenix made certain advances to the Company and Command Holdings. Notes evidencing these advances (the "Notes") bore interest at 15% per annum and were due and payable in full five years from the date of each such Note. At the time the offshore technology resource center was established, the only relationship between the Company and Phoenix was that the Company provided information technology services to Phoenix.

     On August 26, 1997, the Company and Phoenix effected a transaction pursuant to which the Notes, including the right to receive prior interest accrued thereon, evidencing indebtedness to Phoenix of approximately $2.2 million, were exchanged for an aggregate of 100 shares of Series A Redeemable Convertible Preferred Stock. These shares of Series A Redeemable Convertible Preferred Stock were convertible on a 5,225 for one basis into 522,500 shares of the Company's Common Stock. In addition, the Series A Redeemable Convertible Preferred Stock was entitled to a mandatory 10% cash dividend. Phoenix was granted certain registration rights in connection with this transaction. The Company pledged all of its shares held in Command Holdings (the "CH Shares"), its wholly-owned subsidiary, to Phoenix to secure the Company's dividend and redemption obligations arising under the Series A Redeemable Convertible Preferred Stock. In connection with the foregoing transactions, Edward G. Caputo transferred all the shares owned by him in Command Holdings to the Company, which shares constituted a portion of the CH Shares. In addition, Mr. Caputo guaranteed the Company's dividend and redemption obligations arising under the Series A Redeemable Convertible Preferred Stock.

     As of December 31, 1997, the Company and Phoenix completed a transaction whereby the 49% interest in Command Software owned by PHL, was exchanged for 100 shares of Series B Redeemable Convertible Preferred Stock. These shares of Series B Redeemable Convertible Preferred Stock were convertible on a 6,592.5 for one basis into 659,250 shares of the Company's Common Stock and were entitled to a mandatory 10% cash dividend. Phoenix was granted certain registration rights in connection with this transaction.

     All shares of Series A and Series B Redeemable Convertible Preferred Stock outstanding as of the consummation of the Company's initial public offering in March 1998 were converted into an aggregate of 1,181,750 shares of the Company's Common Stock. Phoenix sold 602,500 shares of Common Stock in the Company's initial public offering at a purchase price of $12.00 per share, less underwriting discounts and commissions.

     In connection with the issuance of the Series A and Series B Redeemable Convertible Preferred Stock, the Company entered into a Co-Sale Agreement with Mr. Caputo and each of Phoenix and PHL (collectively, the "Co-Sale Agreements"). Pursuant to the Co-Sale Agreements, Mr. Caputo granted to Phoenix and PHL the right to participate in any sale of Common Stock or preferred stock, if any, of the Company (collectively, "Co-Sale Stock") by Mr. Caputo, upon the same terms and conditions as the proposed sale, with the exception of certain specified transfers. The Co-Sale Agreements will terminate upon the earliest to occur of (i) ten years after the date of such agreement, (ii) the date that Mr. Caputo ceases to own shares of Co-Sale Stock constituting at least 25% of the Company's issued and outstanding Common Stock on a fully-diluted basis and (iii) the date that Phoenix and PHL, together with their respective affiliates, cease to own shares of Common Stock constituting at least 5% of the Company's issued and outstanding Common Stock on a fully-diluted basis.

     For the year ended December 31, 1999 the Company provided IT services to Phoenix, which generated revenue of approximately $1,690,000. These services were provided on terms no less favorable to the Company than were obtained during this same period from unaffiliated third parties. There can be no assurance that the Company will continue to provide this level of services to Phoenix, if at all.

Transactions with Officers

     All transactions, including any loan from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                    COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. Although the chart would normally be for a five-year period, the Common Stock of the Company began trading publicly on March 13, 1998 and, as a result, the following chart commences as of such date. This chart compares the Company's Common Stock with (i) the Nasdaq Stock Market-United States Index and (ii) an index of peer companies constructed by the Company. Included in the peer group are Complete Business Solutions, Inc., Computer Horizons Corp., Condor Technology Solutions, Inc., IMR Global Corporation and Prt Group Inc.

                             Command Systems, Inc.
                     Comparison of Cumulative Total Return
                     (March 13, 1998 - December 31, 1999)


                COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN
                         AMONG COMMAND SYSTEMS, INC.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                             [GRAPH APPEARS HERE]

* $100 INVESTED ON 3/13/98 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF IVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                             3/13/1998    3/98    6/98   9/98   12/98    3/99    6/99    9/99   12/99
COMMAND SYSTEMS, INC.           100.00  118.75   42.19  26.04   28.13   15.89   14.58   14.58   16.67
PEER GROUP                      100.00  107.33   92.63  65.80   74.28   41.83   42.01   27.42   43.24
NASDAQ STOCK MARKET (U.S.)      100.00  103.74  106.58  96.18  124.98  140.08  153.27  156.99  231.29

                PROPOSAL NO. 2-APPROVAL OF AN AMENDMENT TO THE
          COMPANY'S 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
        TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED THEREUNDER

     In January 2000, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1997 Employee, Director and Consultant Stock Plan (the "1997 Plan") which would increase the aggregate number of shares of Common Stock that may be issued thereunder from 427,500 shares to 927,500 shares. As of April 17, 2000, 35,015 shares remained available for issuance under the 1997 Plan. In assessing the recommendation of the Board, stockholders should consider that Messrs. Crawford, Herndon, Ketterer, Oates, Sargent and Willcox, directors of the Company, were each granted 20,000 options to purchase the Company's Common Stock at an exercise price of $3.16 per share on April 17, 2000, subject to stockholder approval, and thus may be viewed to have a conflict of interest.

     The 1997 Plan was adopted by the Board of Directors for the purpose of securing for the Company and its stockholders the benefits of common stock ownership of the Company by key employees, directors and consultants of the Company and its subsidiaries. The Board of Directors believes that the granting of options under the 1997 Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company. As of April 17, 2000, approximately 150 persons were eligible to participate in the 1997 Plan.

     The Board of Directors, as the ultimate administrator of the 1997 Plan, has appointed the Compensation Committee to administer the 1997 Plan. Subject to the provisions and some limitations described in the 1997 Plan, the administrator, acting in its sole and absolute discretion, has full power and authority to:

     .    grant options and shares under the 1997 Plan;
     .    select the persons to whom awards will be granted, except that only key employees may receive incentive stock options;
     .    fix the number of shares covered by each such option so long as in no event shall grants with a total fair market value of $250,000 be granted to anyone in any fiscal year,
     .    establish the terms and conditions relating to awards;
     .    interpret the provisions of the 1997 Plan and option grants made under the 1997 Plan; and
     .    take such other action as may be necessary or desirable in order to carry out the provisions of the 1997 Plan.

     Awards, including options and stock rights, may be granted under the 1997 Plan to present or future key employees, directors and consultants of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of
Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and to directors of and consultants to the Company or a Subsidiary who are not employees.

     In the case of an option which is not intended to be an incentive stock option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an incentive stock option, the exercise price per share will be 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")).

     The period during which an option may be exercised will be fixed by the administrator and will not exceed ten years from the date the option is granted (five years in the case of an incentive stock option granted to a ten percent shareholder).

     Unless extended by the administrator, if an optionee ceases to be employed by or to perform services for the Company or any Subsidiary for any reason other than death or disability, then each outstanding option granted to him or her under the 1997 Plan will terminate on a date designated in the applicable option agreement. In no case shall the date be later than three months after the date of his or her termination of employment or service. If the optionee's employment or service is terminated by the Company for cause, then the option will terminate upon the date of such termination of employment or service. In general, if an optionee's employment or service is terminated by reason of the optionee's death or disability, then each outstanding option granted to the optionee under the 1997 Plan will terminate on the date one year after the date of such termination of employment or service or, if earlier, the date specified in the option agreement. However, in no event, shall the date extend beyond the date of expiration of the term of the option.

     Offers of stock grants not accepted prior to termination automatically terminate. If a grantee is terminated for cause, then all shares are subject to repurchase at the purchase price. In general, upon death or disability of a grantee who has received stock grants, stock grants are subject to repurchase rights which lapse periodically. These rights will lapse to the extent of a pro rata portion of shares subject to the stock grant would have lapsed had the grantee not died or become disabled prior to the end of the vesting period which immediately followed the date of death or disability.

     If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets, the Board of Directors or its successor shall make provision for (a) outstanding options to continue by substituting on an equitable basis for the underlying common stock issuable upon exercise of the option with consideration payable in connection with the acquisition or securities of any successor or acquiring entity, (b) upon written notice to participants, provide that all options must be exercised prior to end of a period which would terminate all options, or (c) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the underlying shares subject to the options over the exercise price. With respect to stock grants, the Board or its successor shall make provision for (a) outstanding options to continue by substituting on an equitable basis for the common stock subject to the stock grants with consideration payable in connection with the acquisition or securities of any successor or acquiring entity or (b) upon written notice to participants, provide that all stock grants must be accepted prior to end of a period which would terminate all options, or
(c) terminate all stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the stock grants over the purchase price.

     Upon dissolution or liquidation of the Company, all options and stock grants which have not been exercised or accepted will terminate and become null and void. However, if the rights of a participant or a participant's survivor have not otherwise terminated or expired, each may exercise any rights immediately prior to the dissolution or liquidation.

     The 1997 Plan terminates in August, 2007, ten years after its adoption. However, the 1997 Plan may also be terminated by a vote of the stockholders of the Company, although such termination would not affect any option agreements executed prior to termination. In addition, the stockholders may amend the 1997 Plan, although such amendment would not adversely affect rights previously granted to a participant. The 1997 Plan may also be amended by the Board or its delegated committee to the extent necessary to qualify shares issuable upon exercise or exercise of stock options or grants for listing on a national securities exchange or any national automated quotation system of securities dealers. However, any amendment approved by the Board or its committee which the Board or its committee determines is of a scope that requires stockholder approval shall be subject to obtaining stockholder approval. No amendment may affect adversely any outstanding option without the written consent of the optionee.

Plan Benefits

     The table below indicates stock options which were granted, subject to stockholder approval of Proposal No. 2 of this Proxy Statement, to (a) each person named in the Summary Compensation Table appearing earlier in this Proxy Statement, (b) all current executive officers of the Company as a group, (c) all current directors who are not executive officers as a group and (d) all employees of the Company, including all current officers of the Company who are not executive officers of the Company, as a group:

          1997 Employee, Consultant and Director Stock Plan Benefits

Name and Position           Dollar Value (1)      Number of Shares
-----------------           ----------------      ----------------
Stephen L. Willcox              $ 63,200          20,000(2)
Glenn M. King                   $ 63,200          20,000(2)
William P. Scharfenstein        $ 63,200          20,000(2)
William Tamburro                $ 63,200          20,000(2)
Holly Neumann                   $ 63,200          20,000(2)
John T. Crawford                $ 63,200          20,000(2)
John J.C. Herndon               $ 63,200          20,000(2)
Theodore Ketterer               $ 63,200          20,000(2)
James M. Oates                  $ 63,200          20,000(2)
Joseph D. Sargent               $ 63,200          20,000(2)
All other employees             $291,738          92,322(2)

_____________________
(1) Amounts are determined by multiplying the number of options granted by the exercise price of the option which was $3.16, the market price of a share of Common Stock on April 7, 2000, the grant date.
(2) The option fully vests on April 7, 2008. However, upon the Company's satisfaction of certain performance criteria, the option may fully vest on either April 7, 2003 or April 7, 2005.

Federal Income Tax Consequences

     The following is intended only as a general summary of the federal income tax consequences in connection with participation in the 1997 Plan.

     An optionee will not realize taxable income upon the grant of an option. In general, the holder of a non-qualified stock option will realize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction if applicable withholding requirements are met. If an option is exercised within six months after the date of grant and if the optionee is subject to the six month restrictions on sale of Common Stock under
Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the stock, an optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised.

     The holder of an incentive stock option will not realize taxable income upon the exercise of the option, although the option spread is an item of tax preference income potentially subject to the alternative minimum tax. If the stock acquired upon exercise of the incentive stock option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

The Amendment to the 1997 Plan

     The Board believes that approval of the amendment to increase the aggregate number of shares which may be issued under the 1997 Plan will serve the best interests of the Company and its stockholders by permitting the Committee to exercise needed flexibility in the administration of the 1997 Plan and the granting of options and shares thereunder. In addition, the Board believes that the ability to grant additional options and shares will help attract, motivate and retain key employees and directors who are in a position to contribute to the successful conduct of the business and affairs of the Company and its subsidiaries as well as stimulate in such individuals an increased desire to render greater service to the Company and its subsidiaries.

     Accordingly, the Board recommends that the stockholders approve the following resolution:

     RESOLVED, that the aggregate number of shares of the Corporation's Common Stock which may be issued under the Company's 1997 Employee, Consultant and Director Stock Plan shall be increased to 927,500 shares, and that the first sentence of Section 3 of the Plan be amended to read in its entirety as follows:

               "The number of Shares which may be issued from time to time pursuant to this Plan shall be 927,500, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan."

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of the amendment as set forth in Proposal No. 2. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

           PROPOSAL NO. 3-APPROVAL OF THE ADOPTION OF THE COMPANY'S
                2000 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN.

     On February 14, 2000, the Board of Directors adopted the 2000 Non-Employee Director Stock Purchase Plan (the "2000 Plan"), subject to stockholder approval. The Company believes that the 2000 Plan is an important part of providing incentives to attract and retain qualified non-employee directors. In assessing the recommendation of the Board, stockholders should consider that Messrs. Crawford, Herndon, Ketterer, Oates and Sargent, non-employee directors of the Company, would benefit from the participation of the 2000 Plan and thus may be viewed to have a conflict of interest. The primary features of the 2000 Plan are summarized below. The full text of the 2000 Plan is set forth in Appendix A to
                                                                 ----------
this Proxy Statement and the following discussion is qualified by reference thereto.

General Description of the 2000 Plan

     All non-employee directors of the Company shall be eligible to participate under the 2000 Plan. As of April 17, 2000, there are five non-employee directors of the Company eligible to participate in the 2000 Plan. Prior to the commencement of an offering period, in lieu of receiving cash payment of directors' fees for such offering period, each non-employee director may elect to purchase shares of the Company's Common Stock under the 2000 Plan at a price per share equal to not less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the last business day of an offering period. The number of shares which can be purchased is determined by dividing the amount of director fees otherwise payable in cash with respect to an offering period by the purchase price per share. In general, unless otherwise determined by the Board of Directors, there will be four quarterly offering periods under the 2000 Plan during each calendar year.

     The total number of shares reserved for issuance under the 2000 Plan will be 150,000 shares, which would have a current market value of approximately $412,500, based upon a price per share of $2.75, the closing price of the Company's Common Stock on the Nasdaq National Market on April 20, 2000.

     The Board of Directors will administer, interpret and apply all provisions of the 2000 Plan. No member of the Board shall be liable for any action or determination made in good-faith with respect to the 2000 Plan, unless and to the extent attributable to such member's fraud or wilful misconduct.

     The Board of Directors may amend, modify or terminate the 2000 Plan at any time provided that unless otherwise required by law, that no such amendment, modification or termination may adversely affect any existing rights of any participant.

Federal Tax Consequences of the 2000 Plan

     The following is intended only as a general summary of the federal income tax consequences in connection with participation in the 2000 Plan.

     In general, upon the purchase of shares of the Company's Common Stock, a non-employee director will recognize ordinary income equal to the fair market value of the shares at the time of purchase. Generally, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the director.

     Capital gain will be realized upon the sale of the shares to the extent the sale proceeds exceed the fair market value of the shares on the date of purchase. A capital loss will be realized to the extent the sales price of the shares disposed of is less than the fair market value of such shares on the date of purchase.

Plan Benefits

As of April 17, 2000, no shares have been purchased by any non-employee directors of the Company under the 2000 Plan, which is subject to stockholder approval.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented at the 2000 Annual Meeting of Stockholders is required for the approval of the 2000 Non-Employee Director Stock Purchase Plan. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                  PROPOSAL NO. 4--RATIFICATION OF APPOINTMENT
                          OF INDEPENDENT ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Ernst & Young LLP audited the consolidated financial statements of the Company for the year ended December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants. Abstentions and broker non-votes have the same legal effect as votes cast against this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2001 must be received by the Company no later than December 26, 2000 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                    By Order of the Board of Directors

                                    /s/ Stephen L. Willcox

                                    Stephen L. Willcox
                                    Secretary

Dated: April 24, 2000

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: COMMAND SYSTEMS, INC., ATTENTION: CORPORATE SECRETARY, 76 BATTERSON PARK ROAD, FARMINGTON, CT 06032.

                                                                      Appendix A
                                                                      ----------

                             COMMAND SYSTEMS, INC.
                2000 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN


1.        Purpose.

     The purpose of this Non-Employee Director Stock Purchase Plan (the "Plan") is to enhance the ability of Command Systems, Inc., a Delaware corporation (the "Company") to attract, retain and motivate Non-Employee Directors and to further the mutuality of interests between the Company's Non-Employee Directors and stockholders by allowing Non-Employee Directors to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock") at a specified discount, in lieu of receiving cash payment of their director fees.

2.   Administration of the Plan.

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). The interpretation and construction by the Board of any provisions of the Plan or of any other matters related to the Plan shall be final, binding and conclusive on all parties. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board shall be liable for any action or determination made in good-faith with respect to the Plan, unless and to the extent attributable to such member's fraud or wilful misconduct.

3.   Available Shares.

     The maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 150,000, provided that, if any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, the maximum number and/or class of securities that may be issued under the Plan shall be automatically adjusted to reflect such event. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock may be issued under the Plan.

4.   Eligibility and Purchase.

     a. Eligibility. Directors of the Company who are not officers, employees or consultants of the Company or any of its subsidiaries ("Non-Employee Directors") shall be eligible to purchase shares of Common Stock pursuant to the Plan.

     b.   Purchase.

          (i) Election to Purchase Shares. In lieu of receiving cash payment of director fees with respect to any fiscal quarter or such other period determined by the Board from time to time

     (the "Offering Period"), each Non-Employee Director may elect, in accordance with Section 4(ii) below, to purchase the number of shares of Common Stock determined by dividing the amount of director fees otherwise payable in cash with respect to an Offering Period by the purchase price per share. The purchase price per share shall be equal to eighty-five percent (85%) (or such greater percentage determined by the Board from time to time) of the Fair Market Value of the Common Stock on the last business day of an Offering Period. Each Non-Employee Director who purchases shares of Common Stock pursuant to the Plan is hereinafter referred to as a "Recipient". Notwithstanding anything herein to the contrary, no Offering Period under the Plan shall commence prior to the approval of the Plan by the Company's stockholders.

          (ii) Form and Timing of Election. Any election to purchase shares of Common Stock or any change or revocation of any such election shall be made on such form as prescribed by the Board from time to time and shall become effective on the first day of the next Offering Period and shall remain effective for all subsequent Offering Periods until revoked by the Non-Employee Director in accordance herewith. If no election is made, the Non-Employee Director shall continue to receive cash payment of his director fees.

          (iii) Fair Market Value. For purposes of the Plan, Fair Market Value shall mean, on any date specified herein, (A) if the Common Stock is listed or admitted to trading on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "ASE"), the average of the high and low sale price of the Common Stock on such date or if no such sale takes place on any such date, the average of the highest closing bid and lowest closing asked prices thereof, in each case as officially reported on the NYSE or the ASE or (B) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE, the closing price of the Common Stock on such date in the over-the-counter market as shown by the NASDAQ National Market System or, if no such shares are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the NYSE selected by the Company, or (C) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE or quoted in the over-the-counter market, the average of the high and low sale price of the Common Stock listed or admitted to trading on a national securities exchange other than the NYSE or the ASE or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof (in each case as officially reported on such national securities exchange). If no shares of Common Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the "Fair Market Value" shall be determined in good faith by the Board.

          (iv) Rights Upon Purchase. Each Recipient shall have full rights as a stockholder on the date of purchase with respect to any shares of Common Stock purchased by him under the Plan, including the rights to vote and to receive dividends and special distributions on the total number of shares of Common Stock purchased by such Recipient.

          (v) Delivery of Common Stock. Stock certificates representing the shares of Common Stock purchased hereunder shall be promptly delivered to the Recipient or the Recipient's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share on the date of purchase.

          (vi) Beneficiary. A Recipient may file with the Board a written designation of a Beneficiary, on such form as may be prescribed by the Board, to receive any shares of Common Stock or cash payments that become deliverable to the Recipient pursuant to the Plan as a result of the Recipient's death. A Recipient may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the Recipient, the executor or administrator of the Recipient's estate shall be deemed to be the Recipient's Beneficiary.

5.   Regulatory Compliance and Listing.

     The issuance or delivery of any shares of Common Stock may be postponed by the Company for such period as may be required to comply with federal and state securities laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance or delivery of such Common Stock, and the Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery of such Common Stock would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

6.   Termination or Amendment of the Plan.

     The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section 5), provided that, unless otherwise required by law, the rights of a Recipient with respect to the shares of Common Stock purchased prior to such termination, alteration or amendment may not be impaired without the consent of such Recipient.

7.   Miscellaneous.

     a. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's stockholders.

     b. The Common Stock purchased under the Plan may be either newly issued shares of Common Stock or treasury shares which theretofore have been issued and reacquired by the Company.

     c. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock under the Plan, payment by the Recipient of any taxes required by law with respect to the issuance or delivery of such shares.

     d. No Recipient shall be, or shall be deemed to be, a holder of any shares of Common Stock until the date of the issuance of a stock certificate for such shares to him. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8.   Effective Date of the Plan.

     The Plan shall become effective on February 10, 2000, subject to the approval of the Plan by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders.

                                      A-4